UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2007

LSI CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)
(408) 433-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 10.1

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          As previously reported, we have agreed to sell our Consumer Products Business and expect to complete the sale in the third quarter of 2007. In order to ensure continuity of management of that business, on July 6, 2007, we entered into a retention agreement with Umesh Padval, our Executive Vice President, Consumer Products Group. Under that agreement, Mr. Padval can earn a maximum payout of $250,000 if he stays with the company through August 31, 2007 and the sale of the Consumer Products Business is completed by that date. If the currently anticipated sale is not completed, we will develop alternate performance metrics that must be met for the retention payment to be earned.
          After August 31, 2007, Mr. Padval will become a technical consultant to the company and will be paid $15,000 per month until March 31, 2008, if he enters into the company’s standard separation agreement and release and agrees to specified non-solicit and non-compete agreements. While he is a technical consultant, he will be eligible for all company benefits other than vacation accrual and car allowance.
Item 9.01      Financial Statements and Exhibits.

Exhibit	Description

10.1	Retention Agreement with Umesh Padval

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI CORPORATION
By:	/s/ Jean F. Rankin
Jean F. Rankin
Executive Vice President, General Counsel and Secretary

Date: July 10, 2007

Exhibit Index

Exhibit	Description

10.1	Retention Agreement with Umesh Padval